Exhibit 10.2

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
SERIES A CONVERTIBLE PREFERRED STOCK OF
Acanna Therapeutics, Inc.

The undersigned, Joseph Tucker, Chief Executive Officer of Acanna Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law (“DGCL”), in accordance with the provisions of Section 151 of the DGCL, does hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors, by unanimous written consent of its directors pursuant to Section 141(f) of the DGCL, on May 4, 2022, adopted the following resolutions in connection with designating shares of stock as Series A Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board of Directors designates the Series A Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as “Series A Convertible Preferred Stock” (the “Preferred Shares”). The authorized number of Preferred Shares shall be 5,000 shares. Each Preferred Share shall have a par value of $0.01. Capitalized terms not defined herein shall have the meaning as set forth in Section 25 below.

2. Ranking. Except to the extent that the Required Holders (as defined in the Purchase Agreement) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 13 below, all shares of capital stock of the Corporation shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Corporation shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date that no Preferred Shares remain outstanding. Except as provided for herein, in the event of the merger or consolidation of the Corporation into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein for a period of at least two years following such merger or consolidation and no such merger or consolidation shall cause results inconsistent therewith.

3. Dividends and Distributions. From and after the Initial Closing Date, cumulative dividends on each Preferred Share shall, whether or not declared by the Board of Directors and whether or not the Corporation has the funds available to pay and dividends that accrue, accrue at the rate of 5% per annum on the Stated Value; provided, however, following the Final Closing Date all dividends on the Preferred Shares shall automatically cease accruing. The Corporation shall pay such dividends in cash upon the earliest of (i) the date of any such Automatic Conversion (with respect only to Preferred Shares being converted) with respect to all accrued but unpaid dividends, and (ii) a Liquidation Event pursuant to Section 11 (such date, the “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day). As long any Preferred Shares remain outstanding, no dividend shall be declared or accrue on the Common Stock.

4. Conversion.

(a) Automatic Conversion. Subject to the provisions of Section 4(d), on or immediately prior to the Spin-Off Date (as defined in the Securities Purchase Agreement), each Preferred Share shall be automatically converted into a number of validly issued, fully paid and non-assessable shares of Common Stock (an “Automatic Conversion”) equal to the quotient of (x) the Stated Value and (y) the Conversion Price (as defined below); provided, however, that to the extent that an Automatic Conversion would result in a Holder and its other Attribution Parties (as defined below) exceeding the Beneficial Ownership Limitation set forth in Section 4(d), if applicable, then such Holder’s Preferred Shares shall not be automatically converted into Common Stock and shall remain outstanding, and such Holder shall benefit from all preferences and rights set forth in this Certificate of Designations to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Automatic Conversion (and beneficial ownership) to such extent), and the shares of Common Stock issuable upon the automatic conversion of Preferred Shares to such extent shall be held in abeyance for such Holder until such time or times as conversion of such Preferred Shares would not result in such Holder and its other Attribution Parties exceeding the Beneficial Ownership Limitation set forth in Section 4(d), at which time or times such Holder shall be issued such shares of Common Stock (and any shares of Common Stock granted or issued with respect to the shares of Common Stock issuable upon conversion of Preferred Shares to be held similarly in abeyance) to the same extent as if there had been no such limitation. Upon an Automatic Conversion, subject to the limitations set forth in the preceding sentence, the outstanding Preferred Shares shall be converted automatically without any further action by the Holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing any Conversion Shares issuable upon such conversion unless the certificates evidencing such Preferred Shares are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of an Automatic Conversion of the Preferred Shares, the Holders of such shares shall surrender the certificates representing the Preferred Shares at the office of the Corporation or any transfer agent for the Preferred Shares. Thereupon, there shall be issued and delivered to such Holder promptly at such office, and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Conversion Shares issuable.

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(b) “Conversion Price” means, the conversion price with respect to each Preferred Share, to be determined on the Final Closing Date, that results in the conversion of the outstanding Preferred Stock into a number of shares of Common Stock of the Corporation that is equal to a certain percent of the issued and outstanding shares of Common Stock (on a Fully Diluted Basis) that will be outstanding immediately following the Spin-Out (the “Spin-Out Capitalization”), where the numerical value of such percent is equal to the product of (x) twenty-five (25) and (y) the quotient of (i) the aggregate Stated Value of the issued and outstanding Preferred Shares immediately following the Final Closing and (ii) five million (5,000,000).

(c) Mechanics of Conversion.

(i) Delivery of Conversion Shares Upon Automatic Conversion. Not later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Conversion Shares initiated on the applicable Conversion Date) after each Automatic Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Preferred Shares.

(ii) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of the then outstanding Preferred Shares. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(iii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Shares. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

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(iv) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of the Preferred Shares shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such Preferred Shares and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all transfer agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Corporation (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d) Limitation on Beneficial Ownership. The Corporation shall not effect the conversion of any of the Preferred Shares held by a Holder, and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder, together with its other Attribution Parties collectively, would beneficially own in excess of 9.99% (the “Beneficial Ownership Limitation”) of the shares of Common Stock outstanding immediately after giving effect to such conversion (which provision may be waived by such Holder by written notice from such Holder to the Corporation, which notice shall be effective 61 calendar days after the date of such notice). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its other Attribution Parties shall include the number of shares of Common Stock held by such Holder and its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of its other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including any convertible notes, convertible preferred stock or warrants, including the Warrants) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d). For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares without exceeding the Beneficial Ownership Limitation, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Corporation receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Corporation shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d), to exceed the Beneficial Ownership Limitation, such Holder must notify the Corporation of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Corporation shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including such Preferred Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder and its other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and its other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Corporation, the Holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage as specified in such notice; provided that (i) any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to the Holder and its other Attribution Parties and not to any other holder of Securities that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Preferred Shares pursuant to this Section 4(d) shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this Section 4(d) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to the extent necessary to correct this Section 4(d) (or any portion thereof) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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5. Corporation Redemption. Notwithstanding anything to the contrary herein, after the one-year anniversary of the Initial Closing Date, and only in the event that the Spin-Off has not occurred and the Corporation is not in material default of any of the Transaction Documents, the Corporation may, at its option, at any time and from time to time, redeem the outstanding shares of Preferred Stock, in whole or in part, by delivering written notice to the Holders ten (10) Trading Days prior to the date set for redemption (the “Redemption Date”). On the Redemption Date, the Corporation will purchase the shares of Preferred Stock called for redemption (the “Redemption Shares”) for a purchase price equal to the aggregate Stated Value of the Redemption Shares and the accrued and unpaid dividends on such Redemption Shares (the “Redemption Price”) and each Holder shall deliver to the Corporation any certificates representing the Redemption Shares and execute such reasonable instruments of transfer requested by the Corporation. The Redemption Price shall be payable to the Holders by wire transfer of immediately available funds. The Corporation will not redeem any shares of Preferred Stock other than on a pro rata basis based on the number of shares of Preferred Stock owned by each Holder.

6. Put Option.

(a) Notwithstanding anything to the contrary herein, upon the earlier of (i) the one-year anniversary of the Initial Closing Date, and only in the event that the Spin-Off has not occurred; or (ii) such time that the Corporation and Parent (as defined in the Securities Purchase Agreement) have abandoned the Spin-Off (as defined in the Securities Purchase Agreement) or the Parent is no longer pursuing the Spin-Off in good faith, the Holders shall have the right (the “Put Right”), but not the obligation, to cause the Corporation to purchase all or a portion of the Preferred Stock for a purchase price equal to the Stated Value plus all the accrued but unpaid dividends per share (the “Put Purchase Price”) by delivering to the Corporation a written notice exercising the Put Right (the “Put Exercise Notice”).

(b) Mechanics.

(i) If the Holders of Preferred Shares desire to sell any of the Preferred Shares pursuant to Section 6(a), the Holders of Preferred Shares shall deliver to the Corporation a Put Exercise Notice exercising the Put Right and specifying the number of Shares to be sold (the “Put Shares”) by the Holders of Preferred Shares.

(ii) By delivering the Put Exercise Notice, each Holder represents and warrants to the Corporation that (A) such Holder has full right, title and interest in and to the Put Shares, (B) such Holder has all the necessary power and authority and has taken all necessary action to sell the Preferred Shares as contemplated by this Section 6, and (C) the Put Shares are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Certificate of Designation.

(iii) Subject to Section 6(c) below, the closing of any sale of Preferred Stock pursuant to this Section 6 shall take place no later than twenty (20) days following receipt by the Corporation of the Put Exercise Notice. The Corporation shall give the Holders at least five (5) days written notice of the date of closing (the “Put Right Closing Date”).

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(c) The Corporation will pay the Put Purchase Price for the Put Shares by wire transfer of immediately available funds on the Put Right Closing Date.

(d) The Corporation and the Holders each shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 6, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(e) At the closing of any sale and purchase of Put Shares pursuant to this Section 6, if the Corporation shall have previously delivered paper stock certificates, the holders of the Put Shares shall deliver to the Corporation such stock certificates (or affidavits of loss) and an executed stock power, against receipt of the Put Purchase Price.

7. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

8. Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other Transaction Documents, the Corporation (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (c) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein).

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9. Authorized Shares.

(a) Reservation. So long as any Preferred Shares remain outstanding, the Corporation shall at all times reserve at least one (1) time the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding and the exercise of all warrants then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”). The Required Reserve Amount (including each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Preferred Shares held by each Holder on the Subscription Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of the Preferred Shares then held by the Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 9(a) and not in limitation thereof, while any of the Preferred Shares remain outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall promptly take all actions necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of an occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. In lieu of a meeting of stockholders, the Corporation may effect such action by written consent in accordance with Section 14(c) of the 1934 Act.

10. Voting Rights. Except as set forth in this Certificate of Designations or the DGCL, the Preferred Shares shall have no voting rights.

11. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or damages then due and owing thereon under this Certificate of Designation, for each Preferred Share before any distribution or payment shall be made to the holders of any Junior Stock and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Upon occurrence of a Liquidation Event which is also a Fundamental Transaction, the Holders may elect to receive the rights and benefits of this Section 11 or the other rights set forth in the Transaction Documents. The Corporation shall mail to each Holder written notice of any such Liquidation Event not less than twenty (20) days prior to the payment date stated therein.

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12. Distribution of Assets. In addition to any adjustments pursuant to Section 7, if the Corporation shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and its other Attribution Parties exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Distribution to the extent of the Beneficial Ownership Limitation (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times, if any, such Holder shall be granted such rights (and any rights under this Section 12 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

13. Vote to Change the Terms of or Issue Preferred Shares. Except as may be provided for in the Securities Purchase Agreement, and in addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Corporation shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) without limiting any provision of Section 1, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over, or on a parity with, the Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Corporation; (d) purchase, repurchase or redeem any shares of capital stock of the Corporation junior in rank to the Preferred Shares ; (e) without limiting any provision herein, pay dividends or make any other distribution on any shares of any capital stock of the Corporation junior in rank to the Preferred Shares; (f) issue any Preferred Shares or preferred stock other than in compliance with the terms of this Certificate of Designations; or (g) without limiting any provision of Sections 7 and 8, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

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14. Transfer of Preferred Shares. A Holder may not transfer some or all of its Preferred Shares without the consent of the Corporation except to an Affiliate. This restriction is subject to Purchaser approval.

15. Reissuance of Preferred Certificates.

(a) Transfer. If any Preferred Shares are to be transferred in accordance with the terms hereof, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 15(d)), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 15(d)) to such Holder representing the outstanding number of Preferred Shares not being transferred. Such Holder and any assignee, by acceptance of the Preferred Share Certificate, acknowledge and agree that, by reason of the provisions of Section 4 following conversion or redemption of any of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Shares may be less than the number of Preferred Shares stated on the face of the Preferred Shares.

(b) Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Corporation shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 15(d)) representing the applicable outstanding number of Preferred Shares.

(c) Preferred Share Certificate Exchangeable for Different Denominations. Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Corporation, for a new Preferred Share Certificate or Preferred Share Certificate(s) (in accordance with Section 15(d)) representing in the aggregate the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new certificate will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated by such Holder at the time of such surrender.

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(d) Issuance of New Preferred Share Certificate. Whenever the Corporation is required to issue a new Preferred Share Certificate pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate (i) shall represent, as indicated on the face of such Preferred Share Certificate, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate being issued pursuant to Section 15(a) or Section 15(c), the number of Preferred Shares designated by such Holder which, when added to the number of Preferred Shares represented by the other new Preferred Share Certificates issued in connection with such issuance, does not exceed the number of Preferred Shares remaining outstanding under the original Preferred Share Certificate immediately prior to such issuance of new Preferred Share Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate, which is the same as the issuance date of the original Preferred Share Certificate.

16. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Corporation shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation’s compliance with the terms and conditions of this Certificate of Designations.

17. Payment of Collection, Enforcement and Other Costs. If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Corporation or other proceedings affecting Corporation creditors’ rights and involving a claim under this Certificate of Designations, then the Corporation shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements.

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18. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations. Terms used in this Certificate of Designations and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.

19. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 19 shall permit any waiver of any provision of Section 17.

20. Notices; Currency; Payments.

(a) Notices. The Corporation shall provide each Holder of Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Corporation shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Corporation shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder. Notwithstanding the foregoing, the Corporation shall not be required to deliver any notice that may contain material non-public information, if the Corporation has not made public disclosure thereof in accordance with applicable law and the Corporation believes that public disclosure would be pre-mature.

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(b) Currency. All dollar amounts referred to in this Certificate of Designations are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Designations shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Corporation to any Person pursuant to this Certificate of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Corporation and sent via overnight courier service to such Person at such address as previously provided to the Corporation in writing (which address, in the case of each of the Buyers (as defined in the Securities Purchase Agreement), shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided, that such Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Corporation with prior written notice setting out such request and such Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

21. Waiver of Notice. To the extent permitted by law, the Corporation hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Designations and the Securities Purchase Agreement.

22. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designations shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated hereby (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state or federal courts located in the State and County of New York.

23. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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24. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designations or any provision hereof (other than Section 4(d)) may be modified or amended or the provisions hereof waived with the written consent of the Corporation and the Required Holders. No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents (as defined in the Securities Purchase Agreement) unless the same consideration also is offered to all of the parties to the Transaction Documents. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

25. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) “Attribution Parties” means, with respect to a Holder, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by such Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation’s Common Stock would or could be aggregated with such Holder’s and its other Attribution Parties’ for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and its other Attribution Parties to the Beneficial Ownership Limitation.

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(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(e) “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the 1934 Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Corporation, (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Corporation or the successor entity of such transaction, or (c) the Corporation disposes of all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction.

(f) “Common Stock” means (i) the Corporation’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(g) “Common Stock Equivalents” means those securities identified and defined as such in the Securities Purchase Agreement.

(h) “Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

(i) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(j) “Excluded Securities” means those securities identified and defined as such in the Securities Purchase Agreement.

(k) “Final Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Corporation issued Preferred Shares and the Warrants pursuant to the terms of the Securities Purchase Agreement.

(l) “Fully Diluted Basis” shall mean the assumption that all options, warrants or other convertible securities or instruments or other rights to acquire Common Stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

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(m) “Fundamental Transaction” shall have the meaning set forth in the Securities Purchase Agreement.

(n) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(o) “Holder” or “Holders” means a holder of Preferred Shares.

(p) “Initial Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Corporation initially issued the Preferred Shares pursuant to the terms of the Securities Purchase Agreement.

(q) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole, or a Change of Control Transaction.

(r) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(s) “Person” means an individual, a limited liability Corporation, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(t) “Principal Market” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, OTCPink, OTCQB, or OTCQX and any successor markets thereto.

(u) “SEC” means the Securities and Exchange Commission or the successor thereto.

(v) “Securities Purchase Agreement” means that certain securities purchase agreement by and among the Corporation and the holders of Preferred Shares, dated as of the Subscription Date, as may be amended from time in accordance with the terms thereof.

(w) “Stated Value” shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Subscription Date with respect to the Preferred Shares.

(x) “Subscription Date” with respect to any Holder means the date as of which both the Holder and the Corporation have executed the Securities Purchase Agreement.

(y) “Subsidiary”, when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (b) such Person or any subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company.

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(z) “Trading Day” means any day on which the Common Stock is eligible to be traded on the Principal Market or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(aa) “Transaction Documents” means the Securities Purchase Agreement, this Certificate of Designations, the RRA (as defined in the Securities Purchase Agreement), the Warrants and each of the other agreements and instruments entered into or delivered by the Corporation or any of the Holders in connection with the transactions contemplated by the Securities Purchase Agreement, all as may be amended from time to time in accordance with the terms thereof.

(bb) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(cc) “Warrant Shares” means, collectively, the shares of Common Stock issuable upon exercise of the Warrants.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series A Convertible Preferred Stock of Acanna Therapeutics, Inc. to be signed by its Chief Executive Officer and Secretary on this 4th day of May, 2022.

Acanna Therapeutics, Inc.

By:	/s/ Joseph Tucker
Joseph Tucker,
Chief Executive Officer